SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 11, 2007

SINO-BIOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32161	20-3828148
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 S. Johnstone Ave, Suite 501

Bartlesville, Oklahoma 74003

(Address of principal executive offices, including zip code)

(918) 336-1773

(Registrant's telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4

Matters Related to Accountants and Financial Statements

ITEM 4.02

Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 26, 2006 the Board of Directors of Sino-Biotics, Inc. (the “Company”) determined, after speaking to the Auditors on May 31, 2007, that the financial statements as of December 31, 2006, should no longer be relied upon and should be amended and refiled to reflect a previously omitted convertible note payable and related accrued interest.  The omitted note provides the right to convert the note into 500,000 non-dilutable common shares of Sino.  A corrected balance sheet as of December 31, 2006 was prepared to include the convertible note, interest and accumulated deficit.

In addition, the Company restated its financial statements for the same period to reflect the preferred shares outstanding relating to the former Innovative Coatings which were issued for services.  Although the shares were previously written off by the Company as part of the restructuring in 2005, the Company’s board of directors elected to honor the certificates and convert them to common shares.  As a result, the Company restated its financial statements to reflect the value of the preferred shares and the increase in accumulated deficit.

Finally, the Company restated the December 31, 2006 balance sheet to correct an error in the retained deficit for professional fees incurred in the period ending September 30, 2006, along with an increase in accounts payable and additional paid in capital.

The Company filed the amended 10-QSB/A on June 26, 2007, for the quarterly period ended December 31, 2006.

Sino-Biotics, Inc.

Dated:   July 11, 2007

By:

/s/   David Lennox

David Lennox, President, CEO